Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Cellular Biomedicine Group, Inc.
Cupertino, California

We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 31, 2015, relating to the consolidated financial statements of Cellular Biomedicine Group, Inc. included in its Annual Report on From 10-K for the year ended December 31, 2015.

We also consent to the reference to us under the caption “Experts” in the prospectus

/s/ BDO USA, LLP BDA USA, LLP Phoenix, Arizona May 27, 2016